FOR IMMEDIATE RELEASE

COMPANY CONTACT
Robert L. LaPenta, Jr.
Vice President - Chief Accounting Officer and Treasurer
(609) 387-7800 ext. 1216

BURLINGTON COAT FACTORY ANNOUNCES
APPOINTMENT OF NEW DIRECTOR

Burlington, NJ - September 23, 2005 - Burlington Coat Factory Warehouse Corporation (NYSE-BCF) announced today the addition of Mr. Alan G. Silverglat to its Board of Directors. Mr. Silverglat will also join the Audit Committee of the Board of Directors. Mr. Silverglat has had over thirty-five years of accounting and financial management experience. Most recently, Mr. Silverglat was Senior Vice President - Finance and Chief Financial Officer of Pulitzer Inc., a newspaper publishing company, where he was employed from 2001 until its acquisition by Lee Enterprises in June, 2005. From 1980 to 2001, Mr. Silverglat was employed by Knight Ridder, a communications company engaged in newspaper and internet publishing, where he served in various capacities including Vice President/Treasurer. Mr. Silverglat is a certified public accountant.

Cautionary Statement Regarding Forward-Looking Information

Statements made in this press release that are forward-looking (within the meaning of the Private Securities Litigation Reform Act of 1995) are not historical facts and involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: future financial performance, the effects of regulation and litigation, and other factors that may be described in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.